Exhibit 10.2

December 18, 2019

James E. Evans
Great American Insurance Group Tower
301 East Fourth Street
Cincinnati, Ohio 45202

RE:	Consulting Agreement Extension

Dear Jim:

The purpose of this letter is to set forth in writing our agreement concerning an extension of your service as an executive consultant to American Financial Group, Inc. (“AFG”) through 2020.

To that end, you and the Company hereby agree to extend your current consulting arrangement through December 31, 2020.  During the term, you agree to provide consulting services to AFG and related organizations, including, without limitation, the subsidiaries and affiliates of AFG and their shareholders, officers, directors, employees and agents (collectively, the “Company”), making yourself available to answer questions and consult with the Company upon reasonable request.  This consulting arrangement shall be on the same terms as provided in our current consulting arrangement, except as provided herein.  Specifically, the Consulting Fee to be paid you for your consulting services to the Company during 2020 shall be $150,000, paid in quarterly installments.

If after review of this letter, you find it acceptable, please sign, date and return an original copy to me.

Very truly yours,

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Carl H. Lindner III
Carl H. Lindner III
Co-Chief Executive Officer
ACCEPTED AND AGREED:

/s/ James E. Evans
James E. Evans

Dated:	December 18, 2019